UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2021

UNITED AIRLINES HOLDINGS, INC.

UNITED AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
Delaware	001-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

233 S. Wacker Drive, Chicago, IL	60606
233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
United Airlines Holdings, Inc.	Common Stock, $0.01 par value	UAL	The Nasdaq Stock Market LLC
United Airlines Holdings, Inc.	Preferred Stock Purchase Rights	None	The Nasdaq Stock Market LLC
United Airlines, Inc.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Senior Secured Notes Offering

On April 21, 2021, United Airlines, Inc. (“United”) completed its previously announced offering of $4.0 billion in aggregate principal amount of two series of notes, consisting of $2.0 billion in aggregate principal amount of 4.375% senior secured notes due 2026 (the “2026 Notes”) and $2.0 billion in aggregate principal amount of 4.625% senior secured notes due 2029 (the “2029 Notes” and, together with the 2026 Notes, the “Notes,” and each a “series” of Notes) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes are guaranteed (the “Guarantees”) on an unsecured basis by United’s parent company, United Airlines Holdings, Inc. (“UAL” and, together with United, the “Company,” “we,” “us” or “our”). On the same day, United entered into a new Term Loan Credit and Guaranty Agreement and a new Revolving Credit and Guaranty Agreement. See “New Loan Facilities” below.

On April 21, 2021, United used net proceeds from the offering of the Notes and borrowings under the Term Loan Facility (as defined below) (i) to repay in full the $1.4 billion aggregate principal amount outstanding under the term loan facility (the “2017 Term Loan Facility”) included in the Amended and Restated Credit and Guaranty Agreement, dated as of March 29, 2017, among United, UAL, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto, as amended (the “Existing Credit Agreement”), the $1.0 billion aggregate principal amount outstanding under the revolving credit facility (the “2017 Revolving Credit Facility”) included in the Existing Credit Agreement and the $520 million aggregate principal amount outstanding under the Loan and Guarantee Agreement, dated as of September 28, 2020, among United, UAL, the U.S. Department of the Treasury and the Bank of New York Mellon, as administrative agent, as amended (the “CARES Act Term Loan Facility” and, together with the 2017 Term Loan Facility and the 2017 Revolving Credit Facility, the “Facilities”) and (ii) to pay certain fees and expenses relating to the offering of the Notes and the New Loan Facilities (as defined below). United will use the balance of such proceeds for remaining fees and expenses and for United’s general corporate purposes. As a result of such repayments, the Facilities were terminated on April 21, 2021, and no further borrowings may be made thereunder.

The obligations of the Company under the Facilities were secured by liens on certain international route authorities and related airport take-off and landing slots and gate leaseholds. Upon prepayment of the Facilities, the liens on such collateral, including assets that serve as Collateral (as defined below) for the Notes and the New Loan Facilities, were released.

Certain of the initial purchasers in the Notes offering or affiliates of certain of the initial purchasers are lenders, and in some cases agents or managers for the lenders, under the New Loan Facilities. In addition, certain of the initial purchasers or affiliates of certain of the initial purchasers were agents and/or lenders under the Facilities, and received a portion of the net proceeds from the offering of the Notes and borrowings under the Term Loan Facility.

The Notes and the Guarantees are governed by an Indenture, dated as of April 21, 2021 (the “Indenture”), among United, as issuer, UAL, as guarantor, and Wilmington Trust, National Association, as trustee (the “Trustee”) and as collateral trustee (the “Collateral Trustee”). The Notes are secured on a senior basis by security interests granted by United to the Collateral Trustee for the benefit of the holders of the Notes and the lenders under the New Loan Facilities, among other parties, on the following (the “Collateral”): (i) all of United’s route authorities granted by the U.S. Department of Transportation to operate scheduled service between any international airport located in the United States and any international airport located in any country other than the United States (except Cuba), (ii) United’s rights to substantially all of its landing and take-off slots at foreign and domestic airports, including at John F. Kennedy International Airport, LaGuardia Airport and Ronald Reagan Washington National Airport (subject to certain exclusions), and (iii) United’s rights to use or occupy space at airport terminals, each to the extent necessary at the relevant time for servicing scheduled air carrier service authorized by an applicable route authority. United may be required to pledge additional collateral in the future under the terms of the Notes. The Indenture does not limit the amount of unsecured debt that we or our subsidiaries may incur or the amount of debt secured by assets other than the Collateral that we may incur.

The terms on which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all of its liens on the Collateral pursuant to the Indenture are set forth in a Collateral Trust Agreement, dated as of April 21, 2021 (the “Collateral Trust Agreement”), by and among United, any other grantor from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent under the Term Loan Facility, JPMorgan Chase Bank, N.A., as administrative agent under the Revolving Credit Facility (as defined below), the Trustee, as trustee for each series, each other secured debt representative from time to time party thereto and the Collateral Trustee.

The 2026 Notes bear interest at a rate of 4.375% per annum and will mature on April 15, 2026. The 2029 Notes bear interest at a rate of 4.625% per annum and will mature on April 15, 2029. Interest on the Notes is payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2021, to holders of record of the Notes on the immediately preceding April 1 and October 1.

At any time prior to October 15, 2025, United may redeem some or all of the 2026 Notes at a redemption price equal to the greater of (1) 100% of the principal amount of the 2026 Notes being redeemed and (2) a make-whole amount, if any, plus, in either case, accrued and unpaid interest to such redemption date. On or after October 15, 2025 (six months prior to maturity), United may redeem the 2026 Notes at par plus accrued and unpaid interest. At any time prior to October 15, 2028, United may redeem some or all of the 2029 Notes at a redemption price equal to the greater of (1) 100% of the principal amount of the 2029 Notes being redeemed and (2) a make-whole amount, if any, plus, in either case, accrued and unpaid interest to such redemption date. On or after October 15, 2028 (six months prior to maturity), United may redeem the 2029 Notes at par plus accrued and unpaid interest.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture) with respect to any series of Notes, unless a third party makes a Change of Control Offer (as defined in the Indenture) or United has exercised its right to redeem the Notes of such series, each holder of Notes of such series will have the right to require United to repurchase all or a portion of such holder’s Notes of such series at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

If we sell Collateral under certain circumstances specified in the Indenture and do not use the proceeds for certain specified purposes, United must offer to use certain net proceeds therefrom to (1) repurchase the Notes at 100% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the applicable date of repurchase, and (2) repay, prepay or redeem all Priority Lien Debt (as defined in the Indenture, the “Priority Lien Debt”) containing similar payment provisions.

United is required to deliver an appraisal of the Collateral, and an officers’ certificate demonstrating the calculation of the Priority Debt Coverage Ratio (as defined in the Indenture), on a semi-annual basis. If United fails to deliver the officers’ certificate in a timely manner or the Priority Debt Coverage Ratio is less than 1.6 to 1.0 as of the date the corresponding semi-annual appraisal was delivered, United will, subject to a 45 day cure period, be required to pay special interest in an additional amount equal to 2.0% per year of the principal amount of the Notes until the Priority Debt Coverage Ratio is demonstrated to be at least 1.6 to 1.0.

The Indenture also contains covenants that, among other things, limit our ability under certain circumstances to create liens on the Collateral, make certain dividends, stock repurchases, restricted investments and other restricted payments, and consolidate, merge, sell, or otherwise dispose of all or substantially all of our assets.

The Indenture also contains events of default customary for indentures of this type. If an event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization of UAL, United or any significant subsidiary of UAL) with respect to any series of Notes has occurred and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series may declare all the Notes of such series to be due and payable. If an event of default with respect to any series of Notes relating to certain events of bankruptcy, insolvency or reorganization of UAL, United or any significant subsidiary of UAL occurs, the Notes of such series will become immediately due and payable.

New Loan Facilities

On April 21, 2021, the Company also entered into (i) a Term Loan Credit and Guaranty Agreement (the “Term Loan Facility”), among United, as borrower, UAL, as parent and guarantor, the subsidiaries of UAL other than United party thereto from time to time, as guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the Collateral Trustee initially providing term loans (the “Term Loans”) up to an aggregate amount of $5.0 billion and (ii) a Revolving Credit and Guaranty Agreement (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “New Loan Facilities”), among United, as borrower, UAL, as parent and guarantor, the subsidiaries of UAL other than United party thereto from time to time, as guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the Collateral Trustee, initially providing revolving loan commitments (any loans made thereunder, the “Revolving Loans”) of up to $1.75 billion. United borrowed the full amount of the Term Loans on April 21, 2021.

The Term Loans will bear interest at a variable rate equal to 3.75% above the London Interbank Offered Rate (“LIBOR”) (subject to a 0.75% LIBOR floor), or, at United’s election, 2.75% above another rate based on certain market interest rates (subject to a floor of 1.0%). The Revolving Loans, if any, will bear interest at a variable rate equal to LIBOR (subject to a 0.00% LIBOR floor), or, at United’s election, another rate based on certain market interest rates (subject to a floor of 1.0%), in each case plus a variable margin based on a corporate ratings grid ranging from 3.00% to 3.50%, in the case of LIBOR loans, and 2.00% to 2.50%, in the case of loans at other market rates.

The New Loan Facilities are secured by the Collateral on an equal and ratable basis with the Notes and any other Priority Lien Debt. United may be required to pledge additional collateral in the future under the terms of the New Loan Facilities. The terms on which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all of its liens on the Collateral pursuant to the New Loan Facilities are set forth in the Collateral Trust Agreement. The New Loan Facilities do not limit the amount of unsecured debt that we or our subsidiaries may incur or the amount of debt secured by assets other than the Collateral that we may incur.

The New Loan Facilities prohibit United from incurring any additional Priority Lien Debt if, among other conditions, after the incurrence thereof the aggregate principal amount of all Priority Lien Debt would exceed the greater of (x) $11.0 billion and (y) such an amount as would cause the Collateral Coverage Ratio (as defined in each New Loan Facility) to be equal to 2.00 to 1.00 and the Total Collateral Coverage Ratio (as defined in each New Loan Facility) to be equal to 1.0 to 1.0; provided that, subject to certain exceptions, no additional Priority Lien Debt may be incurred prior to the first anniversary date of the closing of the New Loan Facilities. Additionally, the New Loan Facilities prohibit United from incurring any indebtedness secured by junior liens on the Collateral if, among other conditions, after the incurrence thereof the Total Collateral Coverage Ratio would be less than 1.0 to 1.0.

The Term Loan Facility will be subject to amortization payments of 1.00% per year, payable quarterly, commencing on June 30, 2021. The remaining balance of the Term Loans will be due and payable in a single payment on its maturity date on April 21, 2028. The Revolving Loans, if any, will be repaid in a single installment on its maturity date on April 21, 2025.

The New Loan Facilities also contain mandatory prepayment provisions, which may require United in certain instances to prepay obligations owing under the New Loan Facilities and/or other Priority Lien Debt in connection with dispositions of collateral or upon failure to comply with a semi-annual minimum Collateral Coverage Ratio (subject to certain cure rights). Additionally, the Revolving Credit Facility requires that we prepay the Revolving Loans if a Change of Control (as defined in the Revolving Credit Facility) occurs and the Term Loan Facility requires that we make an offer to prepay the Term Loans if a Change of Control Triggering Event (as defined in the Term Loan Facility) occurs. Any voluntary prepayment of the Term Loans during the first year after the closing date of the Term Loan Facility will be subject to a prepayment premium in an amount equal to the present value of interest payments through the first anniversary of the closing date plus 2% and a voluntary prepayment premium during the second year after the closing of 2% (after which no prepayment premium will be payable), in each case calculated on the amounts prepaid. In no event will a prepayment premium be payable for a mandatory prepayment or acceleration.

The New Loan Facilities contain negative covenants that, among other things, limit our ability under certain circumstances to create liens on the Collateral, make certain dividends, stock repurchases, restricted investments and other restricted payments, and consolidate, merge, sell, or otherwise dispose of all or substantially all of our assets. The New Loan Facilities also contain financial covenants which require us to maintain the following:

Minimum Collateral Coverage Ratio	1.60:1
Minimum Liquidity (as defined in each New Loan Facility)	$2,000,000,000

The New Loan Facilities contain events of default customary for similar financings, including a cross-default and cross-acceleration to other material indebtedness. Upon the occurrence and continuation of an event of default (other than an event of default relating to certain bankruptcy or insolvency events of United), the outstanding obligations under the New Loan Facilities may be accelerated and become due and payable immediately and our cash may be restricted. Upon the occurrence of an event of default relating to certain bankruptcy or insolvency events of United, the outstanding obligations under the New Loan Facilities shall be accelerated and become due and payable immediately.

The Indenture is filed herewith as Exhibit 4.1, and is incorporated by reference herein. The form of the 2026 Notes and the form of the Notation of Guarantee for the 2026 Notes are filed herewith as Exhibit 4.2 and Exhibit 4.3, respectively, and are incorporated by reference herein. The form of the 2029 Notes and the form of the Notation of Guarantee for the 2029 Notes are filed herewith as Exhibit 4.4 and Exhibit 4.5, respectively, and are incorporated by reference herein. The Term Loan Facility is filed herewith as Exhibit 10.1, and is incorporated by reference herein. The Revolving Credit Facility is filed herewith as Exhibit 10.2, and is incorporated by reference herein. The foregoing descriptions of the Indenture, the Notes, the Guarantees, the Term Loan Facility and the Revolving Credit Facility are summaries only and are qualified in their entirety by reference to the full text of such documents.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above with respect to the termination of the Facilities is hereby incorporated by reference in this Item 1.02

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of April 21, 2021, among United Airlines, Inc., United Airlines Holdings, Inc. and Wilmington Trust, National Association, as trustee and as collateral trustee
4.2	Form of 4.375% Senior Secured Notes due 2026 (included in Exhibit 4.1 as Exhibit A thereto)
4.3	Form of Notation of Guarantee for the 2026 Notes (included in Exhibit 4.1 as Exhibit E thereto)
4.4	Form of 4.625% Senior Secured Notes due 2029 (included in Exhibit 4.1 as Exhibit A thereto)
4.5	Form of Notation of Guarantee for the 2029 Notes (included in Exhibit 4.1 as Exhibit E thereto)
10.1	Term Loan Credit and Guaranty Agreement, dated as of April 21, 2021, among United Airlines, Inc., United Airlines Holdings, Inc., each of the several banks and other financial institutions or entities from time to time party thereto, as lenders, JPMorgan Chase Bank, N.A., as administrative agent, and Wilmington Trust, National Association, as collateral trustee
10.2	Revolving Credit and Guaranty Agreement, dated as of April 21, 2021, among United Airlines, Inc., United Airlines Holdings, Inc., each of the several banks and other financial institutions or entities from time to time party thereto, as lenders, JPMorgan Chase Bank, N.A., as administrative agent, and Wilmington Trust, National Association, as collateral trustee
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AIRLINES HOLDINGS, INC. UNITED AIRLINES, INC.

	By:	/s/ Gerald Laderman
	Name:	Gerald Laderman
	Title:	Executive Vice President and Chief Financial Officer

Date: April 22, 2021